Exhibit 1.1

CANADIAN PACIFIC RAILWAY COMPANY

US$500,000,000 4.000% Senior Notes due 2028

Underwriting Agreement

May 14, 2018

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters listed in Schedule 1 hereto

c/o Morgan Stanley & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Canadian Pacific Railway Company, a Canadian corporation (the “Company”) and wholly owned subsidiary of Canadian Pacific Railway Limited, a Canadian corporation (“Parent”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), US$500,000,000 principal amount of its 4.000% Senior Notes due 2028 (the “Notes”), to be fully and unconditionally guaranteed on a senior unsecured basis by Parent (the “Guarantee” and, together with the Notes, the “Securities”). The Securities will be issued pursuant to the Indenture dated as of September 11, 2015 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended by a Supplemental Indenture to be dated as of May 16, 2018 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Company and Parent hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. (a) The Company and Parent have prepared and filed with the Securities and Exchange Commission (the “Commission” or “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-209819), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement,” and the related prospectus dated February 29, 2016 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus”; and as used herein, the term “Preliminary Prospectus” means the preliminary prospectus supplement to the Basic Prospectus relating to the Securities which is used prior to the filing of the Final Prospectus, together with the Basic Prospectus; and as used herein, the term “Final Prospectus” means the prospectus supplement to the Basic Prospectus relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Final Prospectus.

At or prior to 4:00 P.M., New York City time, on May 14, 2018, the time when sales of the Securities were first made (the “Applicable Time”), the Company had prepared the following information: the Basic Prospectus, the Preliminary Prospectus and each Free Writing Prospectus listed on Annex A hereto (collectively, the “Disclosure Package”).

As used in this Agreement, “misrepresentation”, “material fact”, and “material change” shall have the meanings given to such terms under the securities laws of the United States.

2. Purchase of the Securities.

(a) The Company and Parent agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and Parent the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 99.258% of the principal amount thereof plus accrued interest, if any, from May 16, 2018 to the Closing Date (as defined below). The Company and Parent will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) Payment for, and delivery of, the Securities will be made at the offices of Davis Polk & Wardwell LLP at 9:00 A.M. New York City time on May 16, 2018, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3. Representations and Warranties of the Company and Parent. The Company and Parent, jointly and severally, represent and warrant to each Underwriter that:

(a) Disclosure Package. The Disclosure Package as of the Applicable Time did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in such Disclosure Package.

(b) Issuer Free Writing Prospectus. Each of the Company and Parent agree that, unless it has obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and Parent that, unless it has obtained the prior written consent of the Company and Parent, respectively, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Parent with the Commission or retained by the Company under Rule 433, other than the information contained in the pricing term sheet listed on Annex A hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses listed on Annex A hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company and the Parent is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Parent agree that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each Issuer Free Writing Prospectus and the pricing term sheet listed on Annex A hereto does not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package; provided that the Company and Parent make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as described in Section 7(b) hereof.

(c) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or Parent. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or Parent, or related to the offering of the Securities has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Parent make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and Parent in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as described in Section 7(b) hereof.

(d) Incorporated Documents. The documents included or incorporated by reference in each of the Registration Statement, the Basic Prospectus and the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to any applicable requirements of the Exchange Act; and any further documents so filed and incorporated by reference in the Registration Statement, Basic Prospectus or Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

(e) Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities Act), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer. The Representatives have notified the Company and Parent of the earliest time that an offering participant made a bona fide offer of the Securities.

(f) Organization and Good Standing of the Company. The Company has been duly incorporated and is valid and subsisting as a corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), and is duly qualified or registered to do business as an extra-provincial corporation and is in good standing under the laws of each jurisdiction which requires such registration.

(g) Organization and Good Standing of Parent. Parent has been duly incorporated and is valid and subsisting as a corporation under the laws of Canada with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), and is duly qualified or registered to do business as an extra-provincial corporation and is in good standing under the laws of each jurisdiction which requires such registration.

(h) Subsidiary Organization and Good Standing. Each of Parent’s subsidiaries (other than the Company) has been duly incorporated or is otherwise duly formed and, to the best of Parent’s knowledge, is validly existing, in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified or registered to do business as an extra-jurisdictional corporation or partnership and, to the best of Parent’s knowledge, is in good standing under the laws of each jurisdiction which requires such qualification or registration, except for such failure to be so qualified, registered or in good standing as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(i) Capitalization. Parent has an authorized capitalization as set forth in the Disclosure Package and the Final Prospectus and all of the issued shares of capital stock of Parent have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock, or other ownership interests, of each subsidiary of Parent have been duly and validly authorized and issued and are fully paid and nonassessable, as applicable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock, or other ownership interests, of the subsidiaries are owned by Parent either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) Disclosure. There is no contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Disclosure Package or the Final Prospectus under the headings “Certain Income Tax Considerations,” “Description of Debt Securities and Guarantee” and “Description of the Notes” insofar as such statements purport to describe the provisions of the laws and documents therein, are accurate and fair summaries of the matters described therein in all material respects.

(k) Due Authorization. Each of the Company and Parent has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Securities, the Indenture, and this Agreement has been duly authorized, executed and delivered by the Company and Parent.

(l) Investment Company Act. Neither the Company nor Parent is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(m) No Consents Required. No Governmental Authorization is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, the Trust Indenture Act and the Canada Business Corporations Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(n) No Conflicts. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of Parent or any of its subsidiaries pursuant to, (i) the charter or by-laws of Parent or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Parent or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to Parent or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent or any of its subsidiaries or any of its or their properties.

(o) Financial Statements. The consolidated historical financial statements of Parent included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Parent (on a consolidated basis) as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data set forth in the Disclosure Package, the Final Prospectus and the Registration Statement fairly present or will present, on the basis stated for such data in the Disclosure Package, the Final Prospectus and the Registration Statement, the information included therein.

(p) Legal Proceedings. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or Governmental Authority involving Parent or any of its subsidiaries or its or their property is pending or, to the best knowledge of Parent, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(q) Property. Except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), each of Parent and its subsidiaries owns or leases or is entitled to own or lease all such properties as are necessary to the conduct of its operations as presently conducted, except such as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(r) No Violation or Default. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), neither Parent nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws or other constating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Parent or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii) such violation or default as would not, individually or in the aggregate, constitute a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(s) Independent Accountants. Deloitte LLP, who has certified certain financial statements of Parent and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent chartered accountants with respect to Parent and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the applicable rules and regulations thereunder.

(t) Taxes. Except as disclosed in the Final Prospectus and the Disclosure Package, Parent and each of its Subsidiaries has filed all domestic, foreign, federal, provincial, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(u) No Labor Disputes. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no labor problem or dispute with the employees of Parent or any of its subsidiaries exists or is threatened or imminent and Parent is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, in each case that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(v) Insurance. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), Parent and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring Parent or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; Parent and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by Parent or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither Parent nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(w) No Restrictions on Subsidiaries. Except as set forth in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no subsidiary of Parent is currently prohibited, directly or indirectly, from paying any dividends to Parent, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to Parent any loans or advances to such subsidiary from Parent or from transferring any of such subsidiary’s property or assets to Parent or any other subsidiary of Parent.

(x) Licenses and Permits. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), Parent and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses except where the failure to possess such license, certificate, permit or other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and neither Parent nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(y) Accounting Controls. Parent and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) No Stabilization. Neither the Company nor Parent has taken, directly or indirectly, any action designed to or that would constitute or that is intended to or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization, maintenance or manipulation of the price of any security of the Company or Parent to facilitate the sale or resale of the Securities.

(aa) Certain Environmental Matters. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), Parent and its subsidiaries are (i) in compliance with Environmental Laws, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), neither Parent nor any of the subsidiaries has been named as a “potentially responsible party” with respect to any material environmental issue under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or under any similar Canadian legislation.

In the ordinary course of its business, Parent periodically reviews the effect of Environmental Laws on the business, operations and properties of Parent and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); Parent also conducts pre-acquisition investigations of new railroad properties to identify potential violations of Environmental Laws, trains management personnel in the recognition of and proper response to incidents of noncompliance with Environmental Laws and establishes procedures for communicating such incidents to Parent’s headquarters. On the basis of such review, except as set forth in or contemplated in the Disclosure Package or Final Prospectus Parent has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(bb) Compliance with ERISA. Each of Parent and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of Parent and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Parent and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

(cc) Subsidiaries. The subsidiaries listed on Schedule 2 attached hereto are the only Significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) of Parent and there are no other subsidiaries material to the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole.

(dd) The Notes and the Guarantee. The Notes have been duly authorized by the Company, and, when issued and delivered pursuant to this Agreement, such Notes will have been duly executed, authenticated, issued and delivered and, upon payment for the Notes by the Representatives to the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Guarantee has been duly authorized by Parent, and, when the Guarantee is issued and delivered pursuant to the Indenture, such Guarantee will have been duly executed, issued and delivered and, upon payment for the Notes by the Representatives to the Company, will constitute the valid and legally binding obligation of Parent entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(ee) The Indenture. The Indenture has been duly authorized by the Company and Parent, and duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument of the Company and Parent, and enforceable against the Company and Parent in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture conforms, and the Securities will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus with respect to such Securities.

(ff) Title to Real and Personal Property. Except as described in or contemplated by the Disclosure Package or Final Prospectus (exclusive of any supplement thereto), Parent and each subsidiary has good and sufficient title to all items of real property and improvements and to all equipment and personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, duties, claims and other defects, except such as do not materially interfere with the use made or proposed to be made of such property by Parent or such subsidiary and the real property, improvements, equipment and personal property held under lease by Parent or any subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by Parent or such subsidiary.

(gg) Class I Railroad. The Company is a Class I railway (a railroad earning a minimum of US$447.6 million in revenues annually as defined by the Surface Transportation Board in the United States).

(hh) Intellectual Property. Parent and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s and Parents’ business as now conducted or as proposed in the Disclosure Package or the Final Prospectus to be conducted. Except as set forth in the Disclosure Package or the Final Prospectus (i) there are no rights of third parties to any such Intellectual Property, except for any rights that may exist that would not, individually or in the aggregate, cause a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Company or Parent, threatened action, suit, proceeding or claim by others challenging the Company’s or Parent’s rights in or to any such Intellectual Property that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and the Company and Parent are unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company or Parent, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and the Company and Parent are unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Company or Parent, threatened action, suit, proceeding or claim by others that the Company or Parent infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, and the Company and Parent are unaware of any other fact which would form a reasonable basis for any such claim.

(ii) No Unlawful Payments. Neither Parent nor any of its subsidiaries nor, to the best knowledge of Parent, any director, officer, agent, employee or other person associated with or acting on behalf of Parent or any of its subsidiaries is aware of or has, directly or indirectly, (i) made or authorized any contribution, payment or gift to any foreign or domestic government official, employee, agency, authority or instrumentality or (ii) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift is prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada) or the rules and regulations promulgated thereunder.

(jj) Compliance with Anti-Money Laundering Laws. The operations of Parent and its subsidiaries are and have been conducted at all times in compliance with applicable money laundering statutes of all jurisdictions where Parent or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of Parent, threatened.

(kk) No Conflicts with Sanctions Laws. None of Parent, any of its subsidiaries or, to the knowledge of Parent, any director, officer, agent, employee or affiliate of Parent or any of its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Government of Canada; and the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by OFAC.

(ll) Certificates. Any certificate signed by any officer of the Company or Parent, as the case may be, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or Parent, as applicable, as to matters covered thereby, to each Underwriter.

(mm) Exchange. No Canadian Securities Regulator or similar regulatory authority or the Toronto Stock Exchange or the New York Stock Exchange or the SEC has issued any order which is currently outstanding preventing or suspending trading in any securities of the Company or Parent, no such proceeding is, to the knowledge of the Company or Parent, as applicable, pending, contemplated or threatened and neither the Company nor Parent is in material default of any requirement of Securities Laws.

(nn) No Order. No order preventing, ceasing or suspending trading in any securities of the Company or Parent, or prohibiting the issue and sale of securities by the Company or Parent has been issued and no proceedings for either of such purposes have been, to the knowledge of the Company or Parent, as applicable, instituted or are pending or threatened by any Canadian Securities Regulator.

4. Further Agreements of the Company and Parent. Each of the Company and Parent covenants and agrees with each Underwriter that:

(a) It shall deliver or cause to be delivered to the Underwriters and their counsel the documents set out below at the respective times indicated:

(i) prior to or contemporaneously, as nearly as practicable, with the filing thereof with the Commission, copies of the Preliminary Prospectus, as filed with the Commission;

(ii) prior to or contemporaneously, as nearly as practicable, with the filing thereof with the Commission, copies of the Final Prospectus, as filed with the Commission;

(iii) as soon as they are available, copies of any documents incorporated by reference in or exhibits to the Preliminary Prospectus, the Final Prospectus, the Registration Statement or any amendment to any of them which have not been previously available on EDGAR or delivered to the Underwriters; and

(iv) at the Applicable Time, a comfort letter from Deloitte LLP, addressed to the Underwriters and dated the date of this Agreement, in form and substance satisfactory to the Underwriters, acting reasonably, relating to the verification of certain of the financial information and statistical and accounting data relating to Parent and its subsidiaries contained in any such document, the Registration Statement, the Disclosure Package and the Final Prospectus or any documents incorporated by reference therein, which comfort letter shall be based on a review having a cut-off date not more than two business days prior to the date of such letter. Such letter shall also state that such auditors are independent public accountants within the meaning of the Securities Act and the rules and regulations thereunder, and that in their opinion the financial statements of Parent included or incorporated by reference in the Final Prospectus and the Registration Statement, as the case may be, comply as to form in all material respects with the published accounting requirements of the Securities Act and the related regulations and with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations adopted by the Commission, including the applicable requirements of Form S-3, applied on a consistent basis throughout the periods involved.

(b) Required Filings. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Securities Act. The Company and Parent will file (i) the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; (ii) any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and (iii) promptly all reports required to be filed by the Company or Parent with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(c) Delivery of Copies. The Company shall deliver to the Underwriters, as soon as practicable, at offices designated by the Underwriters, such number of commercial copies of the Final Prospectus as the Underwriters may reasonably request by instructions to the printer thereof given no later than the day prior to the time when the Company plans to authorize the printing of the commercial copies of the Final Prospectus. The Company shall, as soon as possible following a request by the Underwriters, cause to be delivered to the Underwriters such additional commercial copies of the Final Prospectus in such numbers and at such offices in such cities as the Underwriters may reasonably request from time to time. The Company shall from time to time deliver to the Underwriters, as soon as practicable at the offices in such cities designated by the Underwriters pursuant to this Section 4(c), the number of copies of any documents incorporated, or containing information incorporated by reference in the Final Prospectus which the Underwriters may from time to time reasonably request.

(d) Notification. During the period from the date hereof until the completion of the distribution of the Securities and at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company shall promptly notify the Representatives, in each case in writing, with full particulars of:

(i) any change (actual, anticipated, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of Parent or any of its subsidiaries; or

(ii) any change in any matter covered by a statement contained in any Offering Document or amendment or supplement to any of them; or

(iii) any other event or circumstance in respect of Parent or its Subsidiaries;

of which it is aware and which:

(A) is, or may be, of such a nature as to render the Final Prospectus misleading or untrue in any material respect or would result in any of such document containing a misrepresentation or which would result in any of such document not complying with any of the Securities Laws or which would reasonably be expected to have a significant effect on the market price or value of the Securities, or

(B) results in it being necessary to amend the Registration Statement or to amend or supplement the Final Prospectus in order that such document will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the case of the Registration Statement, not misleading, and in the case of the Final Prospectus, in the light of the circumstances under which such statements are made, not misleading, or makes it necessary to amend or supplement the Registration Statement or the Final Prospectus to comply with the requirements of the Securities Act and the published rules and regulations thereunder.

The Company and Parent shall in good faith discuss with the Representatives any change, event or circumstance (actual or proposed within the knowledge of the Company or Parent) which is of such a nature that there is reasonable doubt whether notice need be given to the Representatives pursuant to this section and, in any event, prior to making any filing referred to in Section 4(d).

(e) The Company and Parent shall promptly comply to the reasonable satisfaction of the Underwriters and their counsel with any applicable filing and other requirements under the Securities Laws arising as a result of any change, event or circumstance referred to in Section 4(d) and the Company and Parent shall prepare and file under all applicable Securities Laws, with all reasonable dispatch, and in any event within any time limit prescribed under applicable Securities Laws, any amendment or supplement to the Registration Statement as may be required under applicable Securities Laws; provided that the Company and Parent shall allow the Underwriters and their counsel to participate fully in the preparation of any such amendment or supplement to the Registration Statement and to conduct all due diligence investigations which the Underwriters may reasonably require in order to fulfill their obligations as underwriters and the Underwriters shall have approved the form of any amendment or supplement to the Registration Statement, such approval not to be unreasonably withheld and to be provided in a timely manner. The Company and Parent shall further promptly deliver to the Underwriters and their counsel a copy of each amendment or supplement to the Registration Statement signed as required by applicable Securities Laws, such number of commercial copies of each amendment or supplement to the Registration Statement as the Underwriters may reasonably request, in the same manner as set forth in Section 4(b) hereof, as well as opinions and letters with respect to each such amendment or supplement to the Registration Statement.

(f) During the period commencing on the date hereof and ending on the completion of the distribution of the Securities offered hereby, the Company and Parent will promptly inform the Underwriters of the full particulars of:

(i) any request of the SEC for any amendment to any Offering Documents or for any additional information;

(ii) the issuance by any Canadian Securities Regulator, the SEC or by any other competent authority of any order to cease or suspend trading of any securities of the Company or Parent, or of the institution or threat of institution of any proceedings for that purpose; or

(iii) the receipt by the Company or Parent of any communication from any Canadian Securities Regulator, the SEC, the Toronto Stock Exchange, the New York Stock Exchange or any other competent authority relating to any Offering Document or the distribution of the Securities offered hereby.

(g) Ongoing Compliance. Each of the Company and Parent will promptly file all reports required to be filed by it with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act) in connection with the offering or sale of the Securities, and during such same period will advise the Underwriters, promptly after it receives notice thereof, of the issuance by the SEC of any stop order, cease trade order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in the United States, of the initiation or threat, to the knowledge of the Company or Parent, of any proceeding for any such purpose, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Final Prospectus or for additional information relating to the Securities; and the Company and Parent will use their commercially reasonable efforts to prevent the issuance of any such stop order or any such order preventing or suspending the use of any prospectus relating to the Securities or the suspension of any such qualification and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its commercially reasonable efforts to obtain the withdrawal of such order as soon as possible;

(h) Clear Market. Neither the Company nor Parent will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company, Parent or any of their respective affiliates, or any person in privity with the Company, Parent or any of their respective affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company or Parent, as the case may be (other than the Securities and up to Cdn$150 million aggregate principal amount of Medium Term Notes of the Company offered in Canada), which mature more than one year after Closing, or publicly announce an intention to effect any such transaction, until the Business Day following the Closing Date;

(i) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(j) No Stabilization. Neither the Company nor Parent will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(k) Reports. Each of the Company and Parent will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(l) Due Diligence. The Company and Parent shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably request to enable the Underwriters to fulfill their obligations as underwriters.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents, covenants and agrees with the Company that:

(a) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and Parent if any such proceeding against it is initiated during the Prospectus Delivery Period).

(b) It (i) will not directly or indirectly offer to sell or resell, or sell or resell, any Securities in Canada or to residents of Canada in contravention of Canadian Securities Laws; and (ii) has not undertaken and will not undertake any action, including advertisement or solicitation, in furtherance of the distribution of the Securities in Canada. Each Underwriter further agrees, severally and not jointly, that it will include comparable provisions in any sub-underwriting, banking group or selling group agreement or similar agreement with respect to the Securities that may be entered into by such Underwriter in connection with the offering of the Securities.

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Securities on the Closing Date as provided herein is subject to the performance by the Company and Parent of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Certificate of Company. The Representatives shall have received a certificate of the Chief Financial Officer and one other senior officer of each of the Company and Parent, dated the Closing Date, certifying that:

(i) the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus, any supplements to the Disclosure Package and the Final Prospectus and this Agreement;

(ii) the representations and warranties of the Company and Parent in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and Parent have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or stop order preventing or suspending the use of any prospectus (including any Issuer Free Writing Prospectus) relating to the Securities has been issued and no proceedings for that purpose have been instituted or, to the Company’s or Parent’s knowledge, threatened by the Commission; and

(iv) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(c) the Underwriters shall have received a comfort letters of Deloitte LLP, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, acting reasonably, bringing the information contained in the comfort letter of such auditors to be delivered on the date of this Agreement, forward to the Closing Date, which comfort letters shall be based on a review having a cut-off date not more than two business days prior to the Closing Date;

(d) the Underwriters shall have received legal opinions, and, in the case of Paul, Weiss, Rifkind, Wharton & Garrison LLP and Davis Polk & Wardwell LLP, negative assurance letters, dated the Closing Date; from Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-1 hereto; from Blake, Cassels & Graydon LLP, Canadian counsel for the Company, to the effect set forth in Exhibit A-2 hereto; from an in-house senior attorney for the Company, to the effect set forth in Exhibit A-3 hereto; and from Davis Polk & Wardwell LLP, U.S. counsel for the Underwriters, with respect to the offering and sale of the Securities in the United States, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any amendment or supplement thereto) and other related matters as the Underwriters may reasonably require, it being understood that counsel for the Underwriters may rely on the opinions of counsel for the Company as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of the Company, Parent, auditors and public officials, and that the opinions of counsel may be subject to usual qualifications as to equitable remedies, creditors’ rights laws and public policy considerations;

(e) subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (a)(iv) of Section 4 and paragraph (c) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of Parent and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(f) subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s or Parent’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62)(B) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; and

(g) the Underwriters shall have received such further certificates and documents as they may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) The Company and Parent jointly and severally agree to and shall indemnify and hold harmless each of the Underwriters, their affiliates involved in the distribution of the Securities and their respective directors, officers, shareholders, agents and employees and each person who controls any Underwriter, its affiliates involved in the distribution of the Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against all liabilities, claims, demands, losses (other than loss of profit in connection with the distribution of the Securities), costs, damages and expenses (including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such liability, claim, demand, or loss) in any way caused by or arising directly or indirectly from or in consequence of:

(i) any information or statement (except where made in reliance on and in conformity with Underwriters Information) in any Offering Document or in the Disclosure Package, the Final Prospectus or in any other document incorporated therein by reference being or being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except where made in reliance on and in conformity with Underwriters Information) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(ii) any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory or other competent authority based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except where made in reliance on and in conformity with Underwriters Information), preventing or restricting the trading in or the distribution of the Securities or any of them in the United States;

(iii) the Company or Parent not complying with any requirement of applicable Securities Laws in connection with the transactions contemplated herein; and

(iv) any breach of, default under or non-compliance by the Company or Parent with any representation, warranty, term or condition of this Agreement.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and Parent, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or Parent within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and Parent to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company and Parent by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and Parent acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentence related to certain underwriters not being U.S. registered broker-dealers (“Certain of the Underwriters may not be U.S. registered broker-dealers and accordingly will not effect any sales within the United States except in compliance with applicable U.S. laws and regulations, including the rules of the Financial Industry Regulatory Authority”), (iv) the sentences related to concessions and reallowances and (v) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Registration Statement, the Final Prospectus or the Disclosure Package (together, “Underwriter Information”).

(c) As used in this Section 7, (i) “Indemnified Party” means a person seeking indemnity or making a claim for indemnification under Section 7(a) or (b), as applicable, and “Indemnified Parties” means each of them, and (ii) “Indemnifying Party” means the applicable person or persons against whom such indemnity may be sought.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) or (b) hereof is unavailable, in whole or in part, for any reason to an Indemnified Party in respect of any liabilities, claims, demands, losses, costs, damages and expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount paid or payable (or, if such indemnity is unavailable only in respect of a portion of the amount so paid or payable, such portion of the amount so paid or payable) by such Indemnified Party or Indemnified Parties as a result of such liabilities, claims, demands, losses, costs, damages and expenses:

(i) in such proportion as is appropriate to reflect as between the Company, Parent and the Underwriters, the relative benefits received by the Company and Parent on the one hand and by the Underwriters on the other hand from the offering of the Securities; or

(ii) if the allocation provided by clause (c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (c)(i) above but also the relative fault of the Company and Parent on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations; provided that no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the amount of the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Securities.

The relative benefits received by the Company and Parent on the one hand and the Underwriters on the other shall be deemed to be in the same ratio as the total net proceeds from the distribution of the Securities (before deducting expenses) received by the Company and Parent is to the total underwriting discounts and commissions received by the Underwriters in connection with the sale of the Securities, based on the purchase price of the Securities.

The relative fault of the Company and Parent on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the matters or things referred to in Section 7(a) or (b) hereof which resulted in such liabilities, claims, demands, losses, costs, damages and expenses relate to information supplied by or steps or actions taken or done or not taken or done (including any non-compliance, breach or default) by or on behalf of the Company or Parent or by the Underwriters and the relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or misrepresentation, or other matter or thing referred to in Section 7(a) or (b) hereof.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by any method of allocation which does not take into account the equitable considerations referred to above in this Section 7(c). Notwithstanding the provisions of this Section 7(c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) If any matter or thing contemplated by this Section 7 shall be asserted against any Indemnified Party, the Indemnified Party concerned shall promptly notify the Indemnifying Party and the other parties to this Agreement of the nature of such claim (provided that any failure to so notify the Indemnifying Party or any such other party promptly shall relieve the Indemnifying Party of liability under this Section 7 only to the extent that such failure prejudices the Indemnifying Party’s to defend such claim), and the Indemnifying Party shall, subject as hereinafter provided, be entitled (but not required) to assume the defense of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defense shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability or settlement shall be made by the Indemnifying Party or any other Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnifying Party fails to assume the defense of such suit on behalf of the Indemnified Party within a reasonable period of time; or (ii) the employment of such counsel has been authorized in writing by the Indemnifying Party; or (iii) the named parties to any such suit or proceeding include the Indemnified Party as well as the Indemnifying Party and the Indemnified Party shall have received a written opinion from counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party and that representation of the Indemnified Party by counsel to the Indemnifying Party is inadvisable as a result of the potential or actual conflicts of interest of those represented (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such suit or proceeding on behalf of the Indemnified Party and shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party), it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm for all such Indemnified Parties (other than local counsel).

It is the intention of the parties to constitute each of the Underwriters, the Company and Parent as trustees for their respective affiliates involved in the distribution of the Securities and the respective directors, officers, shareholders, agents and employees, and each person who controls any Underwriter, the Company or Parent, respectively, of the covenants of the applicable Indemnifying Party under Section 7(a) and 7(b) hereof, as applicable, with respect to their respective directors, officers, shareholders, affiliates involved in the distribution of the Securities offered hereby, agents and employees, and each person who controls any Underwriter, and the Underwriters, the Company and Parent agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

(e) The Company and Parent agree that in case any legal proceedings or investigation shall be brought against or initiated against them by any governmental commission, regulatory authority, exchange, court or other authority and any of the Underwriters or their representatives or related Indemnified Parties shall be required to testify or respond to procedures designed to discover information regarding, in connection with or relating to the performance of professional services rendered to the Company or Parent by one or more of the Underwriters or their affiliates involved in the distribution of the Securities in connection with the sale of the Securities offered hereby, the Company and Parent agree to pay the Underwriter or their affiliates involved in the distribution of the Securities offered hereby the reasonable costs (including an amount to reimburse the Underwriter for the time spent by the personnel in connection therewith on a per diem basis and out-of-pocket expenses) in connection therewith.

(f) The rights provided in this Section 7 shall be in addition to and not in derogation of any other right which the Underwriters, the Company or Parent may have by statute or otherwise at law.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and Parent prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in common shares of Parent shall have been suspended by the Commission, the Alberta Securities Commission, the New York Stock Exchange or the Toronto Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on any of such exchanges, (iii) a banking moratorium shall have been declared either by authorities in the United States, Canada or New York, (iv) a change or development involving a prospective change in Canadian taxation affecting the Securities or the transfer thereof or the imposition of exchange controls by the United States or Canada, or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto).

10. Defaulting Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule 1 hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule 1 hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and Parent. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, Parent and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Payment of Expenses. The Company and Parent, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Issuer Free Writing Prospectus and the Final Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Issuer Free Writing Prospectus, the Preliminary Prospectus, the Final Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) and the preparation and printing of any blue sky memorandum; (v) the transportation and other expenses in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company and Parent’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and Parent; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (viii) any fees charged by securities rating services for rating the Securities; and (ix) all other costs and expenses of the Company, Parent and the Representatives incident to the performance by the Company and Parent of their obligations hereunder.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9(ii) hereof or because of any refusal, inability or failure on the part of the Company or Parent to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and Parent will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided however, that solely for the purpose of this Section 11, the condition set forth in Section 6(e)(ii) shall not include a change, or any development involving a prospective change affecting the condition (financial or otherwise), earnings, business or properties of the North American railway companies taken as a whole and which materially affects substantially all such companies.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Parent and the Underwriters contained in this Agreement or made by or on behalf of the Company, Parent or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Parent or the Underwriters.

13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and Parent, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Facsimile: (212) 507-8999; Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Transaction Management, Facsimile: (704) 410-0326; or, if sent to the Company or Parent, will be mailed, delivered or telefaxed to Canadian Pacific Railway Company and confirmed to it at 7550 Ogden Dale Road S.E., Calgary, Alberta, T2C 4X9, attention of the Legal Department.

15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

16. Submission to Jurisdiction; Agent for Service; Waiver of Immunities. Each of the Company and Parent irrevocably (i) agrees that any legal suit, action or proceeding against the Company or Parent brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated thereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and Parent have appointed CT Corporation System, New York, New York, as their authorized agent (the “Authorized Agent”) upon whom process may be served, at 111 Eighth Avenue, New York, NY, 10011, USA, in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and Parent represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or Parent shall be deemed, in every respect, effective service of process upon the Company or Parent, as the case may be.

To the extent that either of the Company or Parent has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

The provisions of this Section 16 shall survive any termination of this Agreement, in whole or in part.

17. Judgment Currency. The obligation of the Company and Parent in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and Parent agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or Parent, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Counterparts. The Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and Parent on the one hand and the Underwriters on the other hand with respect to the preparation of any preliminary prospectus, the Disclosure Package, the Final Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

The Company and Parent acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, Parent or any other person, (ii) the Underwriters owe the Company and Parent only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and Parent. The Company and Parent waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Alberta Order” means the Alberta Securities Order dated July 18, 2016 “Re Canadian Pacific Railway Company, 2016 ABASC 201”.

“business day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or regulation to close in New York City, Toronto or Calgary.

“Canadian Securities Laws” shall mean all applicable securities laws in each of the Canadian provinces and the respective rules and regulations under such laws, together with applicable published policy statements, blanket orders and applicable notices of security regulatory authorities in such provinces, as modified by and including the applicable requirements of the MRRS Decision and the Alberta Order.

“Canadian Securities Regulator” shall mean the securities commission or securities regulatory authority in each of the provinces and territories of Canada.

“Environmental Claim” shall mean any administrative action, regulatory action, judicial action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, investigation or proceeding relating in any way to any Environmental Laws.

“Environmental Laws” shall mean any Canadian, United States and other applicable foreign, federal, provincial, state, local or municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Governmental Agency” shall mean any court or governmental agency or body or any arbitrator of any kind having jurisdiction over Parent or any of its subsidiaries or any of their properties.

“Governmental Authorization” shall mean any consent, approval, authorization, order, permit, license, filing, registration, clearance or qualification of, or with any statute, order, rule or regulation of any Governmental Agency.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“MRRS Decision” means, collectively (i) the MRRS Decision Document “In the Matter of the Securities Legislation of Alberta, British Columbia, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Newfoundland, Prince Edward Island, the Northwest Territories, the Yukon and Nunavut and In the Matter of the Mutual Reliance Review System for Exemptive Relief Applications and In the Matter of Canadian Pacific Limited, PanCanadian Petroleum Limited, Canadian Pacific Railway Company, CP Ships Limited, Canadian Pacific Railway Limited, Fording Arrangement Inc., PanCanadian Energy Corporation and FHR Investments Inc.” dated September 21, 2001 and issued by the Alberta Securities Commission, (ii) the Order 2011-00051 “In the Matter of the Securities Act, S.N.B. 2004 c.S-5.5, as amended (Act) and In the Matter of Canadian Pacific Railway Company” dated June 20, 2011 and issued by the New Brunswick Securities Commission, and (iii) the Order “In the Matter of the Securities Legislation of Prince Edward Island and In the Matter of Canadian Pacific Railway Company” dated June 17, 2011 and issued by the Prince Edward Island Securities Office.

“Offering Documents” means the Registration Statement, the Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus.

“Regulations” shall mean the rules and regulations of the Commission under the Securities Act.

“Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws.

“Significant Subsidiary” shall have the meaning set forth under Rule 1-02 of Regulation S-X under the Securities Act.

“U.S. Securities Laws” means all of the applicable federal and state securities laws and regulations of the United States, including without limitation the Securities Act, the Exchange Act and the respective rules and regulations of the SEC thereunder.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Canadian Pacific Railway Company

By:	/S/ Nadeem Velani
Name: Nadeem Velani
Title: Executive Vice-President and Chief
Financial Officer

By:	/S/ Pramod Bhatia
Name: Pramod Bhatia
Title: Treasurer

Canadian Pacific Railway Limited

By:	/S/ Nadeem Velani
Name: Nadeem Velani
Title: Executive Vice-President and Chief
Financial Officer

By:	/S/ Pramod Bhatia
Name: Pramod Bhatia
Title: Treasurer

Accepted: As of the date first written above

MORGAN STANLEY & CO. LLC

By:	/S/ Yurij Slyz
Authorized Signatory

BARCLAYS CAPITAL INC.

By:	/S/ Kenneth Chang
Authorized Signatory

WELLS FARGO SECURITIES, LLC

By:	/S/ Carolyn Hurley
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
Morgan Stanley & Co. LLC	$70,000,000
Barclays Capital Inc.	$65,000,000
Wells Fargo Securities, LLC	$65,000,000
Citigroup Global Markets Inc.	$50,000,000
HSBC Securities (USA) Inc.	$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000
BMO Capital Markets Corp.	$31,250,000
CIBC World Markets Corp.	$31,250,000
RBC Capital Markets, LLC	$31,250,000
Scotia Capital (USA) Inc.	$31,250,000
SMBC Nikko Securities America, Inc.	$15,000,000
Desjardins Securities Inc.	$10,000,000

Total	500,000,000

Schedule 2

Significant Subsidiaries

Significant Subsidiary	Incorporated Under the Laws of:
• Canadian Pacific Railway Company	• Canada
• 6061338 Canada Inc.	• Canada
• Mount Stephen Properties Inc.	• Canada
• 3939804 Canada Inc.	• Canada
• CPR Finance ULC	• Canada
• CPR Finance II Ltd.	• Canada
• CPR Finance III Ltd.	• Canada
• 6211241 Canada Inc.	• Canada
• CPFL S.à.r.l.	• Luxembourg
• CP (US) Holding Corporation	• Delaware
• Soo Line Corporation	• Minnesota
• Soo Line Railroad Company	• Minnesota
• Soo Line Holding Company	• Delaware
• Dakota, Minnesota & Eastern Railroad Corporation	• Delaware

Annex A

1. Pricing Term Sheet, dated May 14, 2018.

Exhibit A-1

Opinion and 10b-5 Letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP,

U.S. Counsel for the Company

May    , 2018

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Wells Fargo Securities, LLC

c/o Morgan Stanley & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

We have acted as special counsel to Canadian Pacific Railway Company, a corporation amalgamated under the laws of Canada (the “Company”), and Canadian Pacific Railway Limited, a corporation incorporated under the laws of Canada (the “Guarantor”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated May 14, 2018, among the Underwriters named therein (the “Underwriters”), for whom you are acting as representatives, the Company and the Guarantor, relating to the purchase today by the Underwriters of US$500,000,000 aggregate principal amount of 4.000% Senior Notes due 2028 (the “Notes”) of the Company. This opinion is being furnished at the request of the Company as contemplated by Section 6(d) of the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-209819) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on February 29, 2016 and automatically became effective pursuant to Rule 462(e) under the Act. In this opinion, the Registration Statement as amended as of the Applicable Time, including the documents incorporated by reference therein and the

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information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement”; the base prospectus dated February 29, 2016 included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated May 14, 2018, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the information set forth in the pricing term sheet dated May 14, 2018, in the form filed with the Commission pursuant to Rule 433 under the Act, is referred to as the “Disclosure Package”; and the base prospectus dated February 29, 2016, included as part of the Registration Statement, as supplemented by the final prospectus supplement dated May 14, 2018 including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The Commission’s website indicates that no stop order suspending the effectiveness of the Registration Statement has been issued.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement;

2.	the Pricing Prospectus;

3.	the Prospectus;

4.	the Underwriting Agreement;

5.	the Indenture, dated September 11, 2015, by and between the Company and Wells Fargo Bank, National Association (the “Trustee”);

6.	the Third Supplemental Indenture, dated May 16, 2018 (the “Supplemental Indenture”), among the Company, the Guarantor and the Trustee, including the guarantee of the Guarantor set forth therein (“the Guarantee”); and

7.	the Notes.

In addition, we have examined (i) such corporate records of the Delaware Subsidiaries (defined below) as we have considered appropriate, including a copy of the certificates of incorporation and by-laws, each as amended, of the Delaware Subsidiaries, certified by the relevant Delaware Subsidiary as in effect on the date hereof (collectively, the “Charter Documents”); and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions and beliefs expressed below. We have also relied upon oral and written statements of officers and representatives of the Company and the Guarantor, the factual matters contained in the representations and warranties made in the Underwriting Agreement and upon certificates of public officials and officers of the Company and of the Guarantor. The documents incorporated by reference into the Disclosure Package and the Registration Statement and the Prospectus were prepared by the Company without our participation.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation (i) that each of the Company and the Guarantor is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) that each of the Company and the Guarantor has all necessary corporate power to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes, (iii) that the execution, delivery and performance of the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes have been duly authorized by all necessary corporate action and do not violate the Company’s or the Guarantor’s organizational documents or the laws of their respective jurisdictions of organization and (iv) the due execution and delivery of the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes under the laws of the Company’s and the Guarantor’s respective jurisdictions of organization. We have also assumed that the Indenture and the Supplemental Indenture constitute legal, valid and binding obligations of the Trustee and the due authentication of the Notes by the Trustee in the manner described in the certificate of the Trustee delivered to you today.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. Each subsidiary listed on Schedule I hereto (each, a “Delaware Subsidiary,” and collectively, the “Delaware Subsidiaries”) is validly existing and in good standing under the laws of the State of Delaware. Each Delaware Subsidiary has all necessary corporate power to own and hold its properties and conduct its business as described in the Disclosure Package and the Prospectus.

2. The Registration Statement and the Prospectus, as of their respective effective or issue times, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission under the Act, except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference in or omitted from either of them, and the Form T-1, as to which we express no opinion.

3. No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Company or the Guarantor under any Applicable Law (defined below) for the issuance and sale of the Notes by the Company, the execution and delivery by the Company and the Guarantor of the Underwriting Agreement and the Supplemental Indenture and the performance by the Company and the Guarantor of their obligations under the Underwriting Agreement, the Indenture and the Supplemental Indenture. For purposes of this letter, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America.

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4. The Indenture has, to the extent execution and delivery are governed by the laws of the State of New York, been duly executed and delivered by the Company. The Supplemental Indenture has, to the extent execution and delivery are governed by the laws of the State of New York, been duly executed and delivered by the Company and the Guarantor. The Indenture and the Supplemental Indenture constitute the legal, valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms, except that the enforceability of the Indenture and the Supplemental Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture and the Supplemental Indenture conform in all material respects to the descriptions contained in the Disclosure Package and the Prospectus under the caption “Description of Debt Securities and Guarantee” and under the caption “Description of the Notes.” The Indenture has been duly qualified under the Trust Indenture Act.

5. The Notes have, to the extent execution is governed by the laws of the State of New York, been duly executed by the Company. The Notes, when duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Notes, when issued and delivered, will conform in all material respects to the description contained in the Disclosure Package and the Prospectus under the caption “Description of Debt Securities and Guarantee” and under the caption “Description of the Notes”.

6. When the Notes are duly issued and delivered by the Company against payment as provided in the Underwriting Agreement, the Guarantee of the Guarantor will constitute the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except that the enforceability of the Guarantee may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and possible judicial action giving effect to governmental actions relating to persons or transactions or foreign laws affecting creditors’ rights and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

7. The Underwriting Agreement has, to the extent execution and delivery are governed by the laws of the State of New York, been duly executed and delivered by the Company and the Guarantor.

8. Each of the Company and the Guarantor is not and, after giving effect to the offering and sale of the Notes and the application of their proceeds as described in the Disclosure Package and the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

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9. The statements in the Disclosure Package and the Prospectus under the heading “Certain Income Tax Considerations – United States,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by us and fairly summarize the matters described under that heading in all material respects.

10. Under the laws of the State of New York relating to the submission of personal jurisdiction, the Company and the Guarantor have, pursuant to Section 16 of the Underwriting Agreement, Section 1.18 of the Indenture and Section 6.5 of the Supplemental Indenture, as applicable, validly and irrevocably (i) submitted to the non-exclusive jurisdiction of any federal or state court in the City, County and State of New York, in any action based on or under the Underwriting Agreement or the Indenture or the transactions contemplated thereby, (ii) waived any objection to the venue of a proceeding in any such court and (iii) appointed CT Corporation System as its authorized agent for the purpose described in Section 16 of the Underwriting Agreement, Section 1.18 of the Indenture and Section 6.5 of the Supplemental Indenture, as applicable, and (iv) service of process effected on such agent in the manner set forth in Section 16 of the Underwriting Agreement, Section 1.18 of the Indenture and Section 6.5 of the Supplemental Indenture will be effective to confer valid personal jurisdiction over the Company and the Guarantor, as applicable. This opinion is subject to the qualification that we express no opinion as to enforceability of forum selection clauses in the federal courts.

11. The issuance and sale of the Notes by the Company, the issuance of the Guarantee by the Guarantor, the execution and delivery by the Company and the Guarantor of the Underwriting Agreement and the Indenture and the Supplemental Indenture and the performance by the Company and the Guarantor of their obligations thereunder will not (i) breach or result in a default under any agreement, indenture or instrument listed on Schedule II hereto or (ii) violate those laws, rules and regulations of the United States of America and the State of New York (“Applicable Law”), in each case which in our experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement. For purposes of this opinion, the term “Applicable Law” does not include federal securities laws (except for purposes of the opinion expressed in paragraph (iii), above) or state securities laws, anti-fraud laws, or any law, rule or regulation that is applicable to the Company, the Guarantor, the Indenture, the Supplemental Indenture, the Notes, the Underwriting Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate. With respect to clause (i) above, we express no opinion with respect to any provision of any agreement, indenture or instrument listed on Schedule II to the extent that an opinion with respect to such provision would require making any financial, accounting or mathematical calculation or determination, and in the case of clauses (i) and (ii) above, where the breach, default or violation could not reasonably be expected to have a material adverse effect on the Guarantor and its subsidiaries taken as a whole.

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. We express no opinion with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Schedule I

CP (US) Holding Corporation

Soo Line Holding Company

Dakota, Minnesota & Eastern Railroad Corporation

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Schedule II

1.	The Indenture, dated as of October 30, 2001, by and between Canadian Pacific Railway Company and The Bank of New York Mellon, as amended by the First Supplemental Indenture, dated as of April 23, 2004, the Second Supplemental Indenture, dated as of October 12, 2011, the Third Supplemental Indenture, dated as of October 13, 2011, and the Fourth Supplemental Indenture, dated as of November 24, 2015, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and The Bank of New York Mellon.

2.	The Indenture, dated as of May 8, 2007, by and between Canadian Pacific Railway Company and The Bank of New York Mellon, as amended by the First Supplemental Indenture, dated as of May 8, 2007, the Second Supplemental Indenture, dated as of May 20, 2008, the Third Supplemental Indenture, dated as of May 15, 2009, the Fourth Supplemental Indenture, dated as of September 23, 2010, the Fifth Supplemental Indenture, dated as of December 1, 2011, the Sixth Supplemental Indenture, dated as of February 2, 2015, the Seventh Supplemental Indenture, dated as of August 3, 2015 and the Eighth Supplemental Indenture, dated as of November 24, 2015, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and The Bank of New York Mellon.

3.	The Indenture, dated as of September 11, 2015, by and between Canadian Pacific Railway Company and Wells Fargo Bank, National Association, as amended by the First Supplemental Indenture, dated as of September 11, 2015, and the Second Supplemental Indenture, dated as of November 24, 2015, among Canadian Pacific Railway Limited, Canadian Pacific Railway Company and Wells Fargo Bank, National Association.

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May    , 2018

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Wells Fargo Securities, LLC

c/o Morgan Stanley & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Canadian Pacific Railway Company

Ladies and Gentlemen:

We have acted as special counsel to Canadian Pacific Railway Company, a corporation amalgamated under the laws of Canada (the “Company”), and Canadian Pacific Railway Limited, a corporation incorporated under the laws of Canada (the “Guarantor”), in connection with the Underwriting Agreement (the “Underwriting Agreement”), dated May 14, 2018, among the Underwriters named therein (the “Underwriters”), for whom you are acting as representatives, the Company and the Guarantor, relating to the purchase today by the Underwriters of US$500,000,000 aggregate principal amount of 4.000% Senior Notes due 2028 (the “Notes”) of the Company. This letter is being furnished at the request of the Company in connection with the delivery of our opinion to you of even date herewith (the “Opinion”) under the Underwriting Agreement. Capitalized terms used and not otherwise defined in this letter have the respective meanings given those terms in the Underwriting Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3ASR (File No. 333-209819) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement was filed on February 29, 2016 and automatically became effective pursuant to Rule 462(e) under the Act. In this letter, the Registration Statement as amended as of the Applicable Time, including the documents incorporated by reference therein and the information deemed to be part of the Registration Statement under Rule 430B under the Act, is referred to as the “Registration Statement”; the base prospectus dated February 29, 2016 included as part of the Registration Statement, as supplemented by the preliminary prospectus supplement dated May 14, 2018, including the documents incorporated by reference therein immediately prior to the Applicable Time, is referred to as the “Pricing Prospectus”; the Pricing Prospectus, taken together with the information set

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forth in the pricing term sheet dated May 14, 2018, in the form filed with the Commission pursuant to Rule 433 under the Act, is referred to as the “Disclosure Package”; and the base prospectus dated February 29, 2016, included as part of the Registration Statement, as supplemented by the final prospectus supplement dated May 14, 2018 including the documents incorporated by reference therein, is referred to as the “Prospectus.”

The primary purpose of our professional engagement was not to establish factual matters or financial, accounting or statistical information. In addition, many determinations involved in the preparation of the Registration Statement, Pricing Prospectus and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of this letter. Furthermore, the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that we have not undertaken to independently verify, and cannot and do not assume responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus (other than as explicitly stated in paragraphs 4, 5 and 9 of the Opinion).

In the course of acting as special counsel to the Company and the Guarantor in connection with the offering of the Notes, we have participated in the preparation of the Registration Statement, the Disclosure Package and the Prospectus and in conferences and telephone conversations with your representatives, including your United States counsel, officers and other representatives of the Company and the Guarantor and the independent registered public accountants for the Guarantor during which conferences and conversations the contents of the Registration Statement, the Pricing Prospectus, the Prospectus and related matters were discussed. Based upon such participation (and relying as to factual matters on officers, employees and other representatives of the Company and the Guarantor), our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we hereby advise you that our work in connection with this matter did not disclose any information that caused us to believe that (i) at the time it became effective and the Applicable Time, the Registration Statement (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference and the Form T-1, as to which we express no such belief), included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of the Applicable Time, the Disclosure Package (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, in each case, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) at the time the Prospectus was issued, or at the time and date of closing, the Prospectus (except for the financial statements, financial statement schedules and other financial or accounting data included or incorporated by reference therein or omitted therefrom or from those documents incorporated by reference, as to which we express no such belief) included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is furnished by us solely for your benefit in connection with the transactions referred to in the Underwriting Agreement and may not be circulated to, or relied upon by, any other person without our prior written consent.

Very truly yours,

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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Exhibit A-2

Form of Opinion of Blake, Cassels & Graydon LLP,

Canadian Counsel for the Company

(i) each of the Company and Parent has been duly organized and is validly existing as a corporation under the Canada Business Corporations Act (the “CBCA”), has corporate power and authority to own, lease and operate its properties and conduct its business as described in each of the Disclosure Package and the Final Prospectus, and is duly qualified or registered as an extra-provincial corporation to transact business in the Province of Alberta;

(ii) each of the subsidiaries listed in such counsel’s opinion (individually a “Canadian Subsidiary” and collectively the “Canadian Subsidiaries”) has been duly organized and is validly existing as a corporation under the CBCA, has corporate power and authority to own, lease and operate its properties and conduct its business as described in each of the Disclosure Package and the Final Prospectus, and is duly qualified or registered as an extra-provincial corporation to transact business in the Province of Alberta;

(iii) the Notes have been duly authorized by the Company and Parent and, assuming that the notes have been duly authenticated by the Trustee in the manner described in the Indenture, the notes have been, to the extent issuance, execution and delivery are matters governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, issued, executed and delivered by the Company; the Notes are in the form contemplated by the Indenture and any supplemental indenture governing the Notes and conform in all material respects to the description thereof in the Disclosure Package, the Final Prospectus;

(iv) each of the Indenture and any supplemental indenture governing the Notes has been duly authorized by the Company and Parent and, to the extent execution and delivery are matters governed by the laws of the Province of Alberta or the federal laws of Canada applicable therein, executed and delivered by the Company and Parent, as applicable; each of the Indenture and any supplemental indenture governing the Notes conforms in all material respects to the description thereof in the Disclosure Package, the Final Prospectus;

(v) the issue and sale of the Notes by the Company and the compliance by the Company and Parent, as applicable, with all of the provisions of the Notes, the Indenture, any supplemental indenture governing the Notes and the Agreement and the consummation of the transactions therein contemplated (A) do not and will not conflict with or result in a breach or violation of provisions of the charter documents or by-laws of the Company, Parent or any Canadian Subsidiary, (B) assuming that the proceeds from the sale of the notes are used for the purposes described under the heading “Use of Proceeds” in the Disclosure Package and the Final Prospectus, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any of the indentures or credit agreements listed in a schedule to such counsel’s opinion, or (C) do not and will not conflict with or result in a breach or violation of any of the terms or provisions of any existing Canadian federal or Alberta provincial statute or regulation or, to counsel’s knowledge, any judgment, order or decree of any Canadian federal or Alberta provincial government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over the Company, Parent or any of its Canadian Subsidiaries or any of their properties or assets (each a “Governmental Authority”);

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(vi) no consent, approval, authorization, order, registration or qualification of or with any Governmental Authority is required for the issue and sale of the Securities or the consummation by the Company and Parent of the transactions contemplated by the Agreement, the Indenture or any supplemental indenture governing the Securities, except such as have been obtained under the CBCA and applicable Alberta securities laws;

(vii) the Disclosure Package and the Final Prospectus and each document incorporated by reference therein have been duly approved by the board of directors of the Company and Parent where necessary under the CBCA and applicable Alberta securities laws;

(viii) subject to the qualifications, limitations , understandings and assumptions set out therein, the statements as to Canadian taxation relating to the offering of the Notes under the heading “Certain Income Tax Considerations—Canada” in the Final Prospectus are accurate in all material respects;

(ix) a court of competent jurisdiction in the Province of Alberta (an “Alberta Court”) would give effect to the choice of the law of the State of New York (“New York law”) as the proper law governing the Indenture, any supplemental indenture governing the Securities, the Agreement and the Securities, provided that such choice of law is bona fide (that is, that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is applied by an Alberta Court. In such counsel’s opinion, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for failing to recognize the choice of New York law to govern the Indenture, any supplemental indenture governing the Securities, the Agreement and the Securities;

(x) an Alberta Court (A) would recognize the jurisdiction of any federal or state court in the State of New York of competent jurisdiction (a “New York Court”) that renders a judgment that is valid and enforceable under New York law, and (B) would give effect to the provisions in the Indenture, any supplemental indenture governing the Securities and the Agreement whereby the Company and Parent submit to the non-exclusive jurisdiction of a New York Court;

(xi) if the Indenture, any supplemental indenture governing the Securities, the Agreement, or the Securities are sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto as chosen by the parties, namely New York Law, an Alberta Court would, subject to paragraph (xii) below and to the extent specifically pleaded, recognize the choice of New York law and, upon appropriate expert evidence as to such law being adduced, apply such law to all substantive issues that under the conflict of laws rules of the Province of Alberta are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of the Indenture, any supplemental indenture governing the Securities, the Agreement or the Securities, or of New York Law, are contrary to public policy as that term is applied by an Alberta Court, illegal or not bona fide; provided that, in matters of procedure, the laws of the Province of Alberta will be applied, and an Alberta Court will retain discretion to decline to hear such action if it is contrary to public policy, as that term is applied by an Alberta Court, for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere. In such counsel’s opinion, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein and no reasons, to such counsel’s knowledge, with respect to the application of New York law by an Alberta Court, for avoiding enforcement of the Indenture, any supplemental indenture governing the Securities, the Agreement or the Securities, based on public policy, as that term is applied by an Alberta Court;

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(xii) the laws of the Province of Alberta and the federal laws of Canada applicable therein permit an action to be brought in an Alberta Court on a final and conclusive judgment in personam decided on its merits on a substantive issue, for a fixed sum of money of a New York Court that is subsisting and unsatisfied respecting the enforcement of the Indenture, any supplemental indenture governing the Securities, the Agreement or the Securities that is valid and enforceable under New York law for a sum certain (except that under the Currency Act (Canada), an Alberta Court may only give judgment in Canadian dollars) if: (A) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy as such term is applied by an Alberta Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); (B) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws or other laws of a public nature; (C) the action to enforce such judgment is commenced within applicable limitation periods; (D) a court rendering such judgment had jurisdiction over the judgment debtor as recognized by the courts of the Province of Alberta (in such counsel’s opinion, submission under the provisions of the Indenture, any supplemental indenture governing the Securities, the Agreement and the Securities to the jurisdiction of a New York Court will be sufficient for this purpose) and the judgment debtor was properly served in the action leading to such judgment; and (E) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Alberta. In such counsel’s opinion, there are no reasons under the laws of the Province of Alberta or the federal laws of Canada applicable therein for avoiding recognition of judgments of a New York Court under the Indenture, any supplemental indenture governing the Securities, the Agreement or the Securities based on public policy, as that term is applied by an Alberta Court;

(xiii) the Company and Parent have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement, the Securities, the Indenture and any supplemental indenture governing the notes;

(xiv) the forms of definitive global security representing the notes has been duly approved and adopted by the Company;

(xv) the statements included in the Registration Statement under the heading “Indemnification of Directors and Officers” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

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Exhibit A-3

Form of Opinion of In-house Senior Attorney for the Company

(i) Soo Line Corporation and Soo Line Railroad Company, both indirect, wholly owned subsidiaries of the Company (the “Minnesota Subsidiaries”) are corporations duly incorporated, validly existing and in good standing under the laws of the State of Minnesota. Each of the Minnesota Subsidiaries has all necessary corporate power and authority to own and hold its respective properties and conduct its respective businesses as described in the Basic Prospectus, the Disclosure Package and the Final Prospectus.

(ii) The issuance and sale of the Securities of the Company and Parent, the compliance by the Company and Parent with all of the provisions of the Underwriting Agreement, the Indenture and the Third Supplemental Indenture dated    , 2018 relating to the Securities and the performance by the Company and Parent of their obligations thereunder will not result in a violation of the charter or by-laws of the Minnesota Subsidiaries.

Such counsel may limit their opinion to the laws of the State of Minnesota and the federal laws of the United States.

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